Exhibit 10.3
FIRST AMENDMENT TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT to AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of April 24, 2015, by and among, Realty Finance Trust, Inc. (the “Company”), Realty Finance Operating Partnership, L.P. (the “OP”) and Realty Finance Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the OP and the Advisor entered into that certain Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of December 20, 2013; and

WHEREAS, pursuant to Section 25 of the Advisory Agreement, the Company, the OP and the Advisor desire to make a certain amendment to the Advisory Agreement.
NOW, THEREFORE, in consideration of the premises made hereunder, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1 of the Advisory Agreement. The definition of “Fair Value” in Section 1 of the Advisory Agreement is hereby added as follows:

“Fair Value” means the market value of each Investment as determined in accordance with the Valuation Guidelines.

2.	Amendment to Section 1 of the Advisory Agreement. The definition of “Organization and Offering Expenses” in Section 1 of the Advisory Agreement is hereby amended as follows:

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with an Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder, transfer agent expenses, due diligence expense reimbursements to the Dealer Manager and the Soliciting Dealers and amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor and other costs in connection with administrative oversight of the Offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by soliciting dealers; provided, however, that the Company will not pay the Advisor for salaries and benefits paid to the executive officers of the Company.

3.	Amendment to Section 10(d) of the Advisory Agreement. Section 10(d) of the Advisory Agreement is hereby replaced in its entirety with the following:

d.    Asset Management Fee. The Company shall pay the Advisor or its Affiliates as compensation for services rendered in connection with the management of the Company’s Investments an annual Asset Management Fee equal to three-quarters percent (0.75%) of the Cost of Investments. Commencing on the NAV Pricing Date, the Asset Management Fee will be based on the lower of three-quarters percent (0.75%) of the Cost of Investments (as calculated in the preceding sentence) and three-quarters percent (0.75%) of the Fair Value of the Investments. The Asset Management Fee will be payable monthly in arrears, based on Investments held by the Company during the measurement period, adjusted for appropriate closing dates for individual Investments. The Asset Management Fee will be reduced to the extent that NAREIT FFO, as adjusted, during the six (6) months ending on the last day of the calendar quarter immediately preceding the date that such Asset Management Fee is payable, is less than the Distributions declared with respect to such six (6) month period. For purposes of this determination, NAREIT FFO, as adjusted, is NAREIT FFO adjusted to (i) include

Acquisition Fees and Acquisition Expenses; (ii) include non-cash restricted stock grant amortization, if any; and (iii) impairments of Investments, if any.

4.	Amendment to Section 11(a)(xii) of the Advisory Agreement. Section 11(a)(xii) of the Advisory Agreement is hereby replaced in its entirety with the following:

(xii)         administrative service expenses, including all costs and expenses incurred by Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives an Acquisition Fee or a Disposition Fee and that the Company will not pay the Advisor for salaries and benefits paid to the executive officers of the Company; and

5.	Deletion of Section 15 of the Advisory Agreement. Section 15 of the Advisory Agreement is hereby deleted in its entirety.

[Signature page follows.]
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

REALTY FINANCE TRUST, INC.

By:    __/s/ Peter M. Budko_____________
Name:    Peter M. Budko
Title:    Chief Executive Officer

REALTY FINANCE OPERATING PARTNERSHIP, L.P.

By: Realty Finance Trust, Inc., its general partner

By:    __/s/ Peter M. Budko_____________
Name:    Peter M. Budko
Title:    Chief Executive Officer

REALTY FINANCE ADVISORS, LLC

By:	Realty Finance Special Limited Partnership, LLC, its sole member

By:	American Realty Capital VIII, LLC, its sole member

By: AR Capital, LLC, its sole member

By:    __/s/ William M. Kahane_____________
Name:    William M. Kahane
Title:    Manager